EXHIBIT 10.22

AMENDMENT NUMBER 9

TO THE
URS FEDERAL TECHNICAL SERVICES, INC.
EMPLOYEES RETIREMENT PLAN
(2007 Restatement)

The URS Federal Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended, effective January 1, 2013, as follows:

•	Section 12.2(c) of the Plan is amended to read:

(c)	“Medical Benefits” shall mean,

(i)
with respect to a Covered Retiree who became a Covered Retiree prior to January 1, 2013, a percentage of the Per Capita Retiree Health Cost, such percentage being equal to $3,400 (as indexed from time to time) divided by the Per Capita Retiree Health Cost, but in no event in excess of 100% of such cost.

(ii)	with respect to a Covered Retiree who becomes a Covered Retiree on or after January 1, 2013, a percentage of the Per Capita Retiree Health Cost, such percentage being equal to:

(A)
$3,400 (as indexed from time to time) divided by the Per Capita Retiree Health Cost, but in no event in excess of 100% of such cost, through the date immediately preceding the date the Covered Retiree attains age 65; and

(B)	$1,100 (as indexed from time to time) divided by the Per Capita Retiree Health Cost, but in no event in excess of 100% of such cost, on and after the date the Covered Retiree attains age 65.

URS Federal Technical Services, Inc.

Dated: ____________________, 2012	By:
Title:

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